LOAN AGREEMENT

     THIS AGREEMENT is made as of this ____ day of 1998, by and between THE WOLFF REVOCABLE TRUST OF 1993, having its principal office at 11828 La Grange Avenue, Suite #200, Los Angeles, California ("Lender") and GRILL CONCEPTS, INC., a Delaware corporation having its principal office at 11661 San Vicente Blvd., Suite 404, Los Angeles, California 90049 ("Borrower").

                              W I T N E S S E T H:

     WHEREAS, Borrower may, from time to time, request loans from Lender to be used for the payment of expenses incurred by Borrower in conversion of the restaurant at the Burbank Hilton Hotel and the parties wish to provide for the terms and conditions upon which such loans shall be made.

     NOW, THEREFORE, in consideration of any loan hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.   DEFINITIONS AND OTHER TERMS.

     Definitions. As used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

          "Agreement" means this Loan Agreement, as amended or otherwise modified from time to time.

          "Conversion Expenses" shall mean those conversion expenses incurred by Borrower in its conversion of restaurant facility at the Burbank Hilton Hotel to a Daily Grill Restaurant. .

          "Lender's Agent" shall mean Tricia Knott or such other person(s) as Lender may from time to time designate to Borrower in writing.

          "Management Agreement" shall mean that Management Agreement dated May 13, 1998, between SHC Burbank, LLC and, Hotel Restaurant Properties, Inc., a California corporation ("Manager"), a copy of which is attached hereto as Exhibit B and incorporated herein by reference, as amended or otherwise modified from time to time. The Agreement will be assigned to GCI effective as of May 13, 1998.

          "Maximum Loan Availability" shall mean the principal sum of $500,000 or such other sum as the parties may agree in writing.

          "Maturity Date" shall mean December 31, 2003.

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II.  LOANS.

     A. Lender Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make such loans (individually each a "Loan" and collectively the "Loans") to Borrower for all Conversion Expenses, as Borrower may from time to time request in an aggregate amount, up to but not in excess of the Maximum Loan Availability.

     B. Prepayment. All Loans shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

     C. Maximum Loan Availability. Notwithstanding any other provision of this Agreement, the aggregate outstanding principal balance of the Loans shall not exceed the Maximum Loan Availability.

     D. Loan Account; Demand Deposit Account. Lender shall establish or cause to be established on its books in Borrower's name one or more accounts (each a "Loan Account") to evidence Loans made to Borrower. Lender will cause to be deposited in or otherwise credited to a commercial account ("Borrower's Account") designated by Borrower the amount of any sums advanced as Loans hereunder. Any amounts advanced as Loans hereunder will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

     E. Interest.

          1. The unpaid principal amount of each Loan shall bear interest until paid at the rate of ten percent (10%) per annum (the "Rate").

          2. Interest on the unpaid principal amount of each Loan shall accrue from and including the date funds are deposited or credits are otherwise available to Borrower in Borrower's Account, but not including the date such Loan is paid. Interest and any fee shall be calculated on the basis of a year consisting of 365 days and paid for actual days elapsed.

     F. Requests for Loans.

          1. Loans shall be requested in writing.

          2. Borrower shall provide Lender with written instructions indicating the names of those individuals authorized by Borrower to authorize disbursement of the proceeds of Loans by wire transfer or otherwise (a Loan Request"), and Lender shall be entitled to rely upon such documentation until notified in writing by Borrower of any change in the names of the employees so authorized. Concurrently with any Loan Request, Borrower shall submit invoices (or other evidence) reflecting the Conversion Expenses to Lender's Agent who shall concurrently disburse funds (or otherwise make credits available) in an amount equal to such Conversion Expenses to Borrower's Account.

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

     G. All Loans One Obligation. All the Loans under this agreement shall constitute one Loan. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement unless otherwise agreed in writing.

     H. Making of Payments. All payments by Borrower hereunder shall be made without set-off or counterclaim and shall be made to Lender at its above-indicated address, or at such other place as may be designated by Lender to Borrower in writing at such times and in such amounts as set forth on Schedule A, attached hereto and incorporated herein by reference.

III. GENERAL.

     A. No Waiver by Lender; Amendments. No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower not required hereunder shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender. Any waiver of any provision of this Agreement, and any consent to any departure by Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

     B. Miscellaneous.

          1. This Agreement  shall inure to the benefit of, and be binding upon,
     the   parties   hereto,    their   respective    permitted   heirs,   legal
     representatives, successors and assigns.

          2. This document contains the entire agreement between Lender and Borrower with respect to loans for the Conversion Expenses and supersedes any and all prior or contemporaneous agreements or understandings, whether written or oral.

          3. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California.

          4. This Agreement may be amended or modified only by written instrument duly executed by Lender and Borrower.

          5. Any notice, demand or request provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given: (a) upon receipt, if hand delivered; (b) five (5) days after deposit thereof at any main or branch United States Post Office, if sent by United States registered or certified mail, return receipt requested; (c) on the first business day following deposit thereof at the office of a nationally recognized overnight delivery service, if sent by such service; or (d) upon confirmation of receipt, if sent by facsimile, addressed as follows:

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


         Lender: Wolff Revocable Trust of 1993 11828 LaGrange Avenue, Suite #200 Los Angeles, California 90212

         Borrower:              Grill Concepts, Inc.
                                11661 San Vicente Boulevard, Suite 404
                                Los Angeles, California 90049
                                Attention:  B. Spivak, President

         With copy to:          Michael A. Grayson, Esq.
                                Herzog, Fisher, Grayson & Wolfe
                                A Law Corporation
                                9460 Wilshire Boulevard, Fifth Floor
                                Beverly Hills, California  90212

     6. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect, and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Agreement, shall not be in any way impaired, it being the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by law.

     7. Time is of the essence of this Agreement and each and every provision hereof. If the performance of any obligation required hereunder or the last day of any time period as determined in accordance with the terms and provisions hereof is to occur on a Saturday, Sunday or legal holiday under the laws of the United States or of the State of California, then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next succeeding business day.

     8. This Agreement may be executed in any number of counterparts, any or all of which may contain the signature of any one of the parties and all of which shall be construed together as a single instrument. A facsimile copy or photocopy of this Agreement containing a facsimile copy or photocopy of the signatures or initials of any party shall be deemed to be sufficient evidence of that party's action or intent.

     9. In connection with any litigation or dispute arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and costs.

     10. The Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.


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

     IN WITNESS whereof, the parties have duly executed this Loan Agreement the day and year first are written.


                                                  GRILL CONCEPTS, INC.
                                                  ("Borrower")


                                                  By:
                                                  Its:


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
                                   SCHEDULE A

Payments due under the loan shall be made as follows:

All management fees received by GCI from the management of the Burbank Daily Grill (including, but not limited to, all fees received pursuant to Section 7 of the Management Agreement) shall be remitted to Lender as payment under this loan agreement. Payments shall first be credited to accrued interest. Any remainder shall be credited to principal. Any amounts from the management fee to be retained by GCI shall be approved in advance by Lender in its sole discretion.


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